                                                                   Years Ended December 31,
                                                      -----------------------------------------------------
                                                        2001       2002       2003       2004       2005
                                                      ---------  ---------  ---------  ---------  ---------
Earnings:
    Income before income taxes                       $  50,385  $  87,700  $ 103,340  $ 115,609  $ 132,588
    Plus: fixed charges per below                       30,645     33,284     33,513     23,999     26,547
    Less: capitalized interest per below                   213        218         29        167        432
    Plus:  current period amortization of interest
               capitalized in prior periods                  4          9          9         13         21
                                                      ---------  ---------  ---------  ---------  ---------
    Total earnings                                   $  80,821  $ 120,775  $ 136,833  $ 139,454  $ 158,724
                                                      =========  =========  =========  =========  =========
Fixed charges
    Interest expense                                 $  29,597  $  31,372  $  31,666  $  21,724  $  23,489
    Capitalized interest                                   213        218         29        167        432
    Interest portion of rent expense                       835      1,694      1,818      2,108      2,626
                                                      ---------  ---------  ---------  ---------  ---------
    Total fixed charges                              $  30,645  $  33,284  $  33,513  $  23,999  $  26,547
                                                      =========  =========  =========  =========  =========

Ratio of earnings to fixed charges                         2.6        3.6        4.1        5.8        6.0
                                                      =========  =========  =========  =========  =========